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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2002

PracticeWorks, Inc. (Exact name of registrant as specified in its charter)
Georgia (State of incorporation)	001-16079 Commission File Number	52-2259090 (IRS employer identification)
1765 The Exchange, Suite 200 Atlanta, Georgia (Address of principal executive offices)	30339 (Zip Code)

Registrant's telephone number, including area code: 770-850-5006

Item 4.    Changes to Registrant's Certifying Accountants

        On April 4, 2002 PracticeWorks, Inc. ("PracticeWorks") notified its independent accountants, BDO Seidman, LLP ("BDO Seidman"), that it would not renew their engagement and that PracticeWorks was appointing Ernst & Young LLP (Ernst & Young") as its new independent accountants. The decision not to renew the engagement of BDO Seidman and to retain Ernst & Young was approved by PracticeWorks' Audit Committee. Ernst & Young's appointment was effective April 10, 2002. BDO Seidman's report on PracticeWorks 2001 consolidated financial statements dated February 5, 2002 (except for Note 15, which is as of March 15, 2002), was issued in conjunction with the filing of PracticeWorks' Annual Report on Form 10-K for the year ended December 31, 2001.

        During PracticeWorks' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 4, 2002, there were no disagreements between PracticeWorks and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO Seidman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within PracticeWorks' two most recent fiscal years and the subsequent interim period through April 4, 2002.

        The audit reports of BDO Seidman on the consolidated financial statements of PracticeWorks and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from BDO Seidman is attached as Exhibit 16.1.

        During PracticeWorks' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 4, 2002, PracticeWorks did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits

Number	Exhibit
16.1	Letter of BDO Seidman, LLP regarding change in certifying accountant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRACTICEWORKS, INC.
By:	/s/ JAMES A. COCHRAN James A. Cochran Chief Financial Officer

Date: April 10, 2002

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  Item 4. Changes to Registrant's Certifying Accountants
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE